UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2010

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 001-34297

16413 N. 91 Street, C 100
Scottsdale, AZ  85260
 (Address of principal executive offices)

480.619.5510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 3.02 Unregistered Sales of Equity Securities.

On April 22, 2010, On4 Communications, Inc. (the “Company”) completed a conversion of debt in the amount of $984,350 owed to three lenders, into shares of the Company’s common stock at the price of $0.07 per share. Cameron Robb, the Company’s President, Chief Executive Officer and a director, and a company directed and controlled by Mr. Robb, were among the lenders. Mr. Robb and his company together received 7,963,460 shares as a result of the conversion. The Company issued a total of 14,062,141 shares of its common stock to the three debtholders. These securities were issued without a prospectus pursuant to Regulation S and Section 4(2) of the Securities Act of 1933, as amended.

On April 12, 2010, the Company approved a conversion of debt owed to S&L Investments, LLP in the amount of $75,000 at the price of $0.05 per share into 1,500,000 common shares of the Company. The Company issued these securities without a prospectus pursuant to Section 4(2) of the Securities Act of 1933.

The Company issued the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

The Company’s reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of these shares did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which the Company sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers and Directors.

On April 15, 2010, the Company received a notice of resignation from Penny Green, wherein she notified the Company of her intention to resign as the Company’s Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and one of the Company’s directors, effective immediately.  Ms. Green’s resignation was not due to any disagreements with the Company. The Company currently has two directors.

On April 15, 2010, the Company appointed its President, Chief Executive Officer and director, Cameron Robb, to act as the interim Chief Financial Officer of the Company.

Other than the above, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Robb had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010	On4 Communications, Inc.
(Registrant)

By:	/s/ Cameron Robb
Cameron Robb Chief Executive Officer, President and Director